Exhibit 10.21

SECOND AMENDMENT TO LEASE

WHEREAS, One Clark Street North Andover, LLC, a Massachusetts limited liability company (“Landlord”) and Comfort Foods, Inc., a Massachusetts corporation (“Tenant”) are parties to that certain lease dated December 6, 2000, as amended by that certain First Amendment to Lease dated April 30, 2010 (hereinafter called the “Lease”), which Lease relates to 49,018 square feet of space in the building at 25 Commerce Way, Unit 5, North Andover, Massachusetts (the “Premises”);

WHEREAS, Coffee Holding Company, Inc., a publicly traded company, has acquired all of the lessee’s interest in the Lease from Comfort Foods, Inc. and is now the Tenant;

WHEREAS, 25 COMM NAM, LLC, a Massachusetts limited liability company, has succeeded to the interest of One Clark Street North Andover, LLC as Landlord;

WHEREAS, the amended term of the Lease is scheduled to expire on May 31, 2018 and Landlord and Tenant have agreed to: extend the term of the Lease so that it will expire on May 31, 2028, reduce the size of the Premises, modify the rent, and make certain other changes to the Lease as set forth herein and the parties therefore desire to enter into this Second Amendment to confirm the foregoing;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the Lease and contained herein, Landlord and Tenant hereby agree to amend the Lease as follows:

1.	Section 1 of the Lease is hereby amended and restated as follows:

“Section 1 - Premises. The Premises shall be reduced from 49,018 square feet to 30,879 square feet and designated as Unit 5-B as shown on the attached plan (“Exhibit A”).”

Except for the definition of “Commencement Date,” paragraphs (a) (b) and (c) of Section 1 of the Lease shall be deleted in their entirety and replaced by the following:

“Landlord shall, at Landlord’s cost and expense, construct approximately 400 square feet of air conditioned office space in the Premises as shown on Exhibit A. The Landlord’s work shall be in accordance with the specifications on the attached Exhibit B (the “Landlord’s Work”). Landlord shall use reasonable efforts to substantially complete Landlord’s Work in a good and workmanlike manner. Landlord shall not be responsible for any further work or improvements with respect to the Premises.

Tenant shall have up to 45 days after notice by Landlord of completion of Landlord’s Work to vacate the space designated as Suite 5 on Exhibit A; however if Landlord has a prospective tenant for Suite 5, Tenant shall use best efforts to vacate that space as quickly as possible after Landlord gives notice of such prospective tenant interest.”

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2.	Numbered paragraph 1 of the First Amendment to Lease is hereby amended and restated as follows :

“Section 2 - Term. The current term of the Lease is hereby extended for ten (10) additional years and instead of expiring on May 31, 2018, shall now expire on May 31, 2028 (the “Extension Term”).”

3.	Numbered paragraph 2 of the First Amendment to Lease is hereby deleted and restated as follows:

“Section 3 - Rent. Commencing on April 1, 2017, and continuing through the expiration of the Extension Term, Tenant shall pay to Landlord rent for the Premises in the amount of $168,288 per year ($14,024.00 per month), in advance without set off or offset, on or before the first day of each month. Notwithstanding the foregoing, commencing on April 1, 2022, and on each April 1 thereafter, the rent for each succeeding lease year during the Extension Term shall be increased (but in no event decreased), if applicable, to an amount obtained by multiplying $168,288 by a fraction, the numerator of which shall be the Consumer Price Index (“CPI”) for the immediately preceding March and. the denominator of which shall be the CPI for April 1, 2017, as measured by the US Department of Labor Bureau of Labor Statistics “CONSUMER PRICE INDEX FOR ALL URBAN CONSUMERS (CPI-U) for Boston-Brockton-Nashua, MA-NH-ME-CT for ALL ITEMS”. In the event that the said Consumer Price Index is discontinued, comparable statistics on the purchasing power of the consumer dollar as published at time of said discontinuation by a responsible financial periodical of· recognized authority, selected by Landlord, shall be used in making the above computation.”

4.	The last sentence of Section 4 of the Lease is hereby deleted and restated as follows:

“The Tenant’s Proportionate Share shall be eighteen and three-tenths percent (18.3%), based on 30,879 square feet divided by 168,735 square feet of total building area.”

5.	Section 6- Security Deposit should be deleted. Landlord will refund existing security deposit to tenant within 7 days of execution of the Second Amendment to Lease.

6.	Section 41 of the Lease is hereby amended as follows: the reference therein to “original term” shall be deleted therefrom and in its place and stead shall be added “Extension Term”; and the reference therein to “extended term” shall be deleted therefrom and in its place and stead shall be added “five-year extension term”.

7.	Paragraph 4 of the First Amendment to Lease is hereby deleted in its entirety and restated as follows:

“Tenant acknowledges that it is presently in possession of the Premises, that the Landlord’s work described in numbered paragraph 4 the First Amendment to Lease was completed and accepted by Tenant and that the Premises are leased in “AS IS, WHERE IS” condition, without any warranty or representation whatsoever, except for Landlord’s Work as described in Section 1 herein.”

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8.	Numbered paragraphs 5 and 6 of the First Amendment to Lease are hereby deleted in their entirety.

9.	Landlord acknowledges that CBRE/NE is the sole broker representing Tenant in this transaction and Landlord shall pay CBRE/NE an agreed upon fee for this transaction in the amount of $40,000. The parties represent and warrant to each other that they had no contact with any other real estate broker, salesman or finder in connection with the transaction resulting in this Second Amendment. Except as provided above, Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any loss, liability, damage, cost or expense (including, without limitation, reasonable attorney’s fees) paid or incurred by Landlord by reason of any claim to broker’s, finder’s or other fee in connection with· this transaction by any party claiming by, through or under Tenant.

10.	Section 30 of the Lease shall be amended to delete the section in its entirety and to add in its place and stead the following:

“Section 30 - Notices. Any written notice, request or demand required or permitted by this lease shall, until either party shall notify the other in writing of a different address, be properly given if sent by certified first class mail, postage prepaid, return receipt requested, or by prepaid overnight delivery service, and shall be deemed given on the day that such writing is received by the party to whom it is sent, and addressed (if notice is given by mail or overnight delivery service) as follows:

If to Landlord:

25 Comm NAM, LLC

c/o Pinnacle Properties Management, LLC

4 Preston Ct

Bedford, MA 01730

Attn: Frederick D. Keefe

With a copy to:

Endeavor Law Firm, LLC

10955 Lowell Ave, Suite 600

Overland Park, KS 66210

Attn: Frank Brady

If to Tenant:

Coffee Holding Company, Inc.

25 Commerce Way

North Andover, MA 01845

Attn: Manager

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With a copy to:

Coffee Holding Company, Inc.

3475 Victory Blvd

Staten Island, NY

11.	Attn: David Gordon, Vice President, Operations “Section 33 subsection (b) of the Lease is hereby amended as follows: the phrase “Brian L. Gagne, the Manager of Aries Property company, LLC” is replaced by “Frederick Keefe, Manager of Pinnacle Properties Management, LLC, Manager of 25 Comm NAM, LLC”;

12.	The “Guaranty of Lease” from Michael J. Sullivan is deleted in its entirety,

13.	Capitalized terms used herein but not defined herein shall have the meaning ascribed to such term in the Lease.

14.	Time is of the essence with respect to this Second Amendment.

15.	Except as specifically modified hereby, the Lease and its terms shall remain in full force and effect and is hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed and delivered as of this        day of March, 2017.

LANDLORD:		TENANT:

25 COMM NAM, LLC, a Massachusetts limited liability company		COFFEE HOLDING COMPANY, INC.

By: Pinnacle properties Management, LLC, its Manager		By:	/s/ Andrew Gordon
By:	/s/ Frederick D. Keefe	Name:	Andrew Gordon
	Frederick D. Keefe, Manager	Title:	President/CEO

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EXIT
141'
141'
EXIT
SEE DWG A-1.1
AREA "A"
163'
156'
SEE DWG A-1.2
AREA "B"
TENNANT 5A
USE GROUP:
(B) - (F1) - (S1)
TENNANT 5B
USE GROUP:
(B) - (F1) - (S1)
SEE DWG A-1.3
AREA "C"
EXIT

Exhibit A

7K